PROMISSORY NOTE


$24,000,000                                       June 24, 1998



          BEARD MINING, L.L.C., an Oklahoma limited liability company ("Maker"), with an address of 5600 North May Avenue, Suite 320, Oklahoma City, Oklahoma 73112, for value received, hereby promises to pay to the order of MCNIC Pipeline & Processing Company, a Michigan corporation ("Payee"), the principal sum of the lesser of Twenty-Four Million Dollars ($24,000,000), or so much thereof as may be advanced by Payee from time to time and outstanding under the Loan provided by Payee to Maker pursuant to the Loan Agreement of even date herewith between Maker and Payee (the "Loan Agreement"), together with interest on the outstanding principal amount as provided herein.

          This Note is the Note referred to in the Loan Agreement as the Note, and is issued pursuant to, and is subject to all the terms and provisions of, the Loan Agreement. All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Loan Agreement.

          Multiple Advances may be made hereunder. Each Advance owing to Payee pursuant to the Loan Agreement, and all payments made on account of principal thereof, shall be recorded by Payee on the grid attached hereto which is part of this Note.

          Interest shall accrue monthly on the outstanding principal balance of the Advances at the rate of eight percent per annum and shall be payable in arrears as provided below. The principal amount of this Note and interest accrued thereon shall be payable in equal monthly installments due on the first day of each calendar month commencing August 1, 1998 and ending and including the calendar month in which the Maturity Date occurs. The amount of each monthly installment shall be the dollar amount that would be necessary for Maker to pay the principal amount of each Advance, together with interest thereon from the date of such Advance as provided above, to Payee in 120 equal monthly installments commencing August 1, 1998. All outstanding principal and accrued interest shall be due and payable in full on the Maturity Date.

          Notwithstanding anything to the contrary contained in this Note, overdue principal, and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at the rate of 13% per annum from the date due until paid, and shall be due and payable on demand.

          It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest permitted to be charged to Maker under applicable law, but if, notwithstanding such intention, interest in excess of the maximum rate shall be paid hereunder, the excess shall be retained by Payee as additional cash collateral for the payment of this Note, unless such retention is not permitted by law, in which case the interest rate on this Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate.

          Payments of principal and interest due and payable hereunder shall be made to Payee at 150 West Jefferson Avenue, Suite 1700, Detroit, Michigan 48226, or at such other place as Payee shall have designated to Maker in writing. Payments, when made, shall be applied first to accrued interest due and then to the outstanding principal hereunder.

          This Note may be prepaid, in whole or in part, at any time without consent and without penalty, upon the payment of interest accrued on the amount prepaid. Any partial prepayment shall be applied as provided above and shall not postpone the due date of any subsequent payments of principal or interest, unless Payee otherwise agrees in writing.

          This Note is secured by, and the holder of this Note is entitled to the benefits of the Security Agreement and the Pledge and Security Agreement described in the Loan Agreement.
Reference is made to the Security Agreement and the Pledge and Security Agreement for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

          Time is of the essence hereof. At the option of Payee, payment of the entire unpaid principal amount hereunder and any and all accrued interest thereon may be accelerated, and such amounts shall be immediately due and payable without further notice or demand upon the occurrence of any of the following:

          (a) The Maker fails to pay any principal or accrued interest hereunder when due;

          (b) An Event of Default (as such term is defined in the Loan Agreement) shall occur.

          The remedies provided in this Note shall be cumulative, and shall be in addition to any other rights or remedies now or hereafter provided by law or equity. No delay, failure or omission by any holder of this Note, in respect of any default by Maker, to exercise any right or remedy shall constitute a waiver of the right to exercise the right or remedy upon any such default or subsequent default.

          Maker and each endorser, surety and guarantor of this Note, hereby severally waives demand, presentment for payment, notice of dishonor, notice of acceleration or intent to accelerate, protest, notice of protest, and diligence in collecting and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party. No waiver by the Payee of any payment or other right under this Note shall operate as a waiver of any other payment or right.

          If any of the provisions of this Note shall be held to be invalid or unenforceable, the determination of invalidity or unenforceability of any such provision shall not affect the validity or enforceability of any other provision or provisions hereof.

          This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of and be enforceable by the Payee and its successors and assigns.

          All notices to Maker expressly required in this Note shall be in writing and shall be made in accordance with Section
11.3 of the Loan Agreement.

          At the option of the holder hereof, an action may be brought to enforce this Note in the District Court in and for Wayne County, State of Michigan, or in any other court in which venue and jurisdiction are proper. Maker and each endorser, surety and guarantor hereof consent to such venue and jurisdiction, in any action commenced to enforce this Note.

          This Note shall be governed by and construed in accordance with the laws of the State of New York, and Maker chooses New York law to govern this Note pursuant to N.Y. Gen.
Oblig. Law Section 501401 (Consol. 1995).


                         BEARD MINING L.L.C., an Oklahoma limited liability company

                         By:  Beard Technologies, Inc., an
                         Oklahoma corporation, Member and Manager

                                HERB MEE, JR.
                                Herb Mee, Jr.
                                Vice President
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
              Advances and Payments of Principal and Interest
                                                       Aggregate Unpaid
Date   Amount of    Amount of Principal   Amount of    Principal Balance  Notification
       Advance        Paid or Prepaid    Interest Paid   of Advance         Made by
